Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Nate Pollack
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-7906
Kristen_Batch@symantec.com	Nate_Pollack@symantec.com

SYMANTEC REPORTS FIRST QUARTER FISCAL YEAR 2018 RESULTS

Financial Highlights
•	Enterprise Security and Consumer Digital Safety segment revenue exceed first quarter GAAP and non-GAAP guidance
•	Q1 GAAP revenue $1.175 billion, up 33% year over year; non-GAAP revenue $1.228 billion, up 39% year over year
•	Consumer Digital Safety returned to growth
•	Operating margin beats Q1 GAAP and non-GAAP guidance; cost efficiencies and integration synergies ahead of plan

Operational Highlights
•	Enterprise Security continuing to win recognition for innovation through new product integrations and technology acquisitions; driving significant pipeline growth
•	Consumer Digital Safety growth driven by new customer acquisition, improved retention and higher ARPU; Digital Safety bundles now available in market; Norton Core now shipping
•	Recent acquisitions of Skycure and Fireglass increase capabilities in mobile and real-time browser protection
•	Announced signing of definitive agreement with DigiCert to acquire Symantec’s Website Security and related PKI solutions

MOUNTAIN VIEW, Calif. – August 2, 2017 – Symantec Corp. (NASDAQ: SYMC) today reported its first quarter fiscal year 2018 results, ended June 30, 2017.

Greg Clark, Symantec CEO said, “Symantec has made tremendous progress transforming itself across both Enterprise Security and Consumer Digital Safety over the last year. Our Integrated Cyber Defense Platform is resonating with customers, and driving large increases in our pipeline, with wins built on our superior technology and unmatched integration. Consumer Digital Safety is gaining traction with customers and exceeding expectations, with growth ahead of plan and new offerings in the market.”

“The threat environment is more dangerous and complex than ever. Symantec protected its customers during the recent WannaCry and Petya attacks, blocking more than one billion incursions when many organizations were incapacitated. Our strong technology position, roadmap and recent acquisitions of Fireglass and Skycure demonstrate our continuing commitment to innovation that offers unparalleled security for the cloud generation,” Clark said.

In a separate press release issued today, Symantec announced a definitive agreement under which DigiCert will acquire Symantec’s Website Security and related PKI solutions. The addition of Symantec’s Website Security and related PKI solutions to DigiCert’s offerings provides customers with an enhanced technology platform, unparalleled customer support and market-leading innovations. Symantec is deeply committed to ensuring a seamless transition for its customers. Under the terms of the agreement, Symantec will receive approximately $950 million in upfront cash proceeds and approximately a 30 percent stake in the common stock equity of the DigiCert business at the closing of the transaction. The transaction, which has been unanimously approved by the Symantec Board of Directors, is expected to be completed in the third quarter of fiscal 2018, subject to the satisfaction of customary closing conditions. The transaction proceeds, net of expected taxes and expenses, will be primarily used to repay debt. Additional details related to the divestiture will be discussed on Symantec’s earnings call, which is scheduled for 5 p.m. ET/2 p.m. PT today.

To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP definition is provided below.

Results for the First Quarter of Fiscal Year 2018 (Dollars in millions, except EPS)
	1Q18	1Q17	Reported Y/Y Change	FX Adjusted Y/Y Change
GAAP
Revenue	$1,175	$884	33%	34%
Operating Margin	(3.7%)	12.0%	(1,570) bps	(1,520) bps
Net Income (Loss)	($133)	$135	N/M	N/A
EPS (Diluted)	($0.22)	$0.22	N/M	N/A
CFFO*	$213	($770)	N/M	N/A
	1Q18	1Q17	Reported Y/Y Change	FX Adjusted Y/Y Change
Non-GAAP
Revenue	$1,228	$884	39%	40%
Operating Margin	30.7%	28.6%	210 bps	240 bps
Net Income	$221	$177	25%	N/A
EPS (Diluted)	$0.33	$0.29	14%	N/A
*Cash Flow from Operating Activities

Second Quarter 2018 Guidance (Dollars in millions, except EPS and FX rate)
This guidance does not contemplate the impact of the pending acquisition of Symantec’s Website Security and related PKI solutions by DigiCert.
	2Q18	FX Adj. Y/Y Growth
GAAP
Revenue	$1,225 – $1,255	26% – 29%
Enterprise Security	$685 – $705	20% – 23%
Consumer Digital Safety	$540 – $550	34% – 37%
Operating Margin	(4%) – (2%)	N/A
EPS	($0.15) – ($0.11)	N/A
Non-GAAP
Revenue	$1,260 – $1,290	25% – 28%
Enterprise Security	$700 – $720	15% – 18%
Consumer Digital Safety	$560 – $570	40% – 42%
Operating Margin	34% – 36%	N/A
EPS (Diluted)	$0.40 – $0.44	N/A
Non-GAAP Tax Rate	29.5%	N/A
Basic Share Count	~ 615 million	N/A
GAAP Fully Diluted Share Count	~ 615 million	N/A
Non-GAAP Fully Diluted Share Count	~ 670 million	N/A
FX Rate ($/€)	$1.14	N/A

Fiscal Year 2018 Guidance (Dollars in millions, except EPS and FX rate)
This guidance does not contemplate the impact of the pending acquisition of Symantec’s Website Security and related PKI solutions by DigiCert.
	FY18	FX Adj. Y/Y Growth
GAAP
Revenue	$5,037 - $5,137	25% – 27%
Enterprise Security	$2,820 – $2,890	19% – 22%
Consumer Digital Safety	$2,218 – $2,248	33% – 35%
Operating Margin	3% – 4%	N/A
EPS	$0.01 – $0.11	N/A
Non-GAAP
Revenue	$5,160 - $5,260	24% – 26%
Enterprise Security	$2,880 – $2,950	16% – 19%
Consumer Digital Safety	$2,280 – $2,310	35% – 37%
Operating Margin	36% – 37%	N/A
EPS (Diluted)	$1.79 – $1.89	N/A
Non-GAAP Tax Rate	29.5%	N/A
Basic Share Count	~ 616 million	N/A
GAAP Fully Diluted Share Count	~ 675 million	N/A
Non-GAAP Fully Diluted Share Count	~ 675 million	N/A
FX Rate ($/€)	$1.14	N/A

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on September 13, 2017, to all shareholders of record as of the close of business on August 21, 2017.

Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss its first quarter fiscal 2018 results, ended June 30, 2017, to review the pending acquisition of Symantec’s Website Security and related PKI solutions by DigiCert, and to review guidance, which does not contemplate the impact of this pending acquisition. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early and give the operator conference ID number 54539957.

A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec

Symantec Corporation (NASDAQ:SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec, the Symantec logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the information contained under the caption “Second Quarter 2018 Guidance (Dollars in millions, except EPS and FX rate)” and “Fiscal Year 2018 Guidance (Dollars in millions, except EPS and FX rate)” and the statements regarding Symantec’s other projected financial and business results, including demand for its products and services, Symantec’s enhanced capabilities and the impact of the pending acquisition of Symantec’s Website Security and related PKI solutions by DigiCert.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the satisfaction of the conditions to closing of  the pending acquisition of Symantec’s Website Security and related PKI solutions by DigiCert and risks related thereto; the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; anticipated growth of certain market segments; our sales pipeline and business strategy; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Form 10-K for the fiscal year ended March 31, 2017.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue, certain acquisition and integration costs, discontinued operations, stock-based compensation, restructuring and transition matters, charges related to the amortization of intangible assets, non-cash interest expense and amortization of debt issuance costs and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	June 30, 2017	March 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$2,306	$4,247
Accounts receivable, net	468	649
Other current assets	399	428
Total current assets	3,173	5,324
Property and equipment, net	895	937
Intangible assets, net	2,892	3,004
Goodwill	8,638	8,627
Equity investments	158	158
Other long-term assets	112	124
Total assets	$15,868	$18,174
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$121	$180
Accrued compensation and benefits	206	272
Current portion of long-term debt	-	1,310
Deferred revenue	2,329	2,353
Income taxes payable	22	30
Other current liabilities	443	477
Total current liabilities	3,121	4,622
Long-term debt	6,202	6,876
Long-term deferred revenue	465	434
Deferred income tax liabilities	2,332	2,401
Long-term income taxes payable	261	251
Other long-term obligations	98	103
Total liabilities	12,479	14,687
Total stockholders' equity	3,389	3,487
Total liabilities and stockholders' equity	$15,868	$18,174

(1) Derived from audited consolidated financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	June 30,	July 1,		Constant
	2017	2016	Actual	Currency (1)
Net revenues	$1,175	$884	33%	34%
Cost of revenues	257	149	72%	74%
Gross profit	918	735	25%	26%
Operating expenses:
Sales and marketing	433	291
Research and development	233	170
General and administrative	149	84
Amortization of intangible assets	59	14
Restructuring, transition and other	88	70
Total operating expenses	962	629	53%	54%
Operating income (loss)	(44)	106	-142%	-136%
Interest income	6	5
Interest expense	(84)	(27)
Other income (expense), net	(12)	13
Income (loss) from continuing operations before income taxes	(134)	97	-238%	N/A
Income tax expense (benefit)	(24)	31
Income (loss) from continuing operations	(110)	66
Income (loss) from discontinued operations, net of income taxes	(23)	69
Net income (loss)	$(133)	$135	-199%	N/A
Income (loss) per share – basic:
Continuing operations	$(0.18)	$0.11
Discontinued operations	(0.04)	0.11
Net income (loss) per share – basic	(0.22)	0.22
Income (loss) per share – diluted:
Continuing operations	$(0.18)	$0.11
Discontinued operations	(0.04)	0.11
Net income (loss) per share – diluted	(0.22)	0.22
Weighted-average shares outstanding – basic	609	613
Weighted-average shares outstanding – diluted	609	620
Cash dividends declared per common share	$0.075	$0.075

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended
	June 30, 2017	July 1, 2016 (1)
OPERATING ACTIVITIES:
Net income (loss)	$(133)	$135
(Income) loss from discontinued operations, net of income taxes	23	(69)
Adjustments to continuing operating activities:
Depreciation and amortization, including debt issuance costs and discounts	191	72
Stock-based compensation expense	147	49
Deferred income taxes	(62)	33
Other	14	27
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	188	244
Accounts payable	(32)	(63)
Accrued compensation and benefits	(68)	(52)
Deferred revenue	(21)	(139)
Income taxes	40	(940)
Other assets	3	(2)
Other liabilities	(39)	(35)
Net cash provided by (used in) continuing operating activities	251	(740)
Net cash used in discontinued operating activities	(38)	(30)
Net cash provided by (used in) operating activities	213	(770)
INVESTING ACTIVITIES:
Additions to property and equipment	(47)	(22)
Payments for acquisitions, net of cash acquired	(8)	-
Proceeds from maturities and sale of short-term investments	-	30
Other	1	7
Net cash provided by (used in) investing activities	(54)	15
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(2,010)	(17)
Proceeds from issuance of debt, net of issuance costs	-	994
Net proceeds from sales of common stock under employee stock benefit plans	11	1
Tax payments related to restricted stock units	(61)	(24)
Dividends and dividend equivalents paid	(66)	(68)
Other	-	10
Net cash provided by (used in) financing activities	(2,126)	896
Effect of exchange rate fluctuations on cash and cash equivalents	26	(16)
Change in cash and cash equivalents	(1,941)	125
Beginning cash and cash equivalents	4,247	5,983
Ending cash and cash equivalents	$2,306	$6,108

(1) We adopted ASU 2016-09 Stock-Compensation in Q1 FY18. As part of the adoption of this ASU, prior period excess income tax benefits from the exercise of stock options have been reclassified from financing activities to operating activities to conform with the FY18 presentation.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	June 30, 2017			July 1, 2016				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (3)
Net revenues (2)	$1,175	$53	$1,228	$884	$-	$884	39%	40%
Gross profit:	$918	$114	$1,032	$735	$9	$744	39%	40%
Deferred revenue fair value adjustment (2)		53			-
Stock-based compensation		6			3
Amortization of intangible assets		55			6
Gross margin %	78.1%	5.9%	84.0%	83.1%	1.1%	84.2%	-20 bps	-10 bps
Operating expenses:	$962	$(307)	$655	$629	$(138)	$491	33%	34%
Stock-based compensation		(141)			(46)
Amortization of intangible assets		(59)			(14)
Restructuring, transition and other		(88)			(70)
Acquisition and integration costs		(19)			(8)
Operating expenses as a % of revenue	81.9%	-28.6%	53.3%	71.2%	-15.7%	55.5%	-220 bps	-240 bps
Operating income (loss)	$(44)	$421	$377	$106	$147	$253	49%	52%
Operating margin %	-3.7%	34.4%	30.7%	12.0%	16.6%	28.6%	210 bps	240 bps
Net income (loss):	$(133)	$354	$221	$135	$42	$177	25%	N/A
Gross profit adjustment		114			9
Operating expenses adjustment		307			138
Non-cash interest expense and amortization of debt issuance costs		27			-
Income tax effects and adjustments		(117)			(36)
Total net income adjustment from discontinued operations		23			(69)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.18)	$0.51	$0.33	$0.11	$0.18	$0.29
Income (loss) per share from discontinued operations	(0.04)	0.04	-	0.11	(0.11)	-
Diluted net income (loss) per share	(0.22)	0.55	0.33	0.22	0.07	0.29	14%	N/A
Diluted weighted-average shares outstanding	609	55	664	620	-	620	7%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended June 30, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. For further information please see Appendix A.
(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Revenue Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	June 30, 2017			July 1, 2016
	GAAP	Adj (2)	Non-GAAP	GAAP
Revenues
Total Revenues	$1,175	$53	$1,228	$884
Total Y/Y Growth Rate	33%	6%	39%	-3%
Total Y/Y Growth Rate in Constant Currency (3)	34%	6%	40%	-4%
Revenues by Segment
Consumer Digital Safety	$529	$30	$559	$403
Enterprise Security	646	23	669	481
Revenues by Segment - Y/Y Growth Rate
Consumer Digital Safety	31%	8%	39%	-6%
Enterprise Security	34%	5%	39%	0%
Revenues by Segment - Y/Y Growth Rate in Constant Currency (3)
Consumer Digital Safety	32%	8%	40%	-8%
Enterprise Security	36%	5%	41%	-1%
Revenues by Geography
International	$496	$12	$508	$425
U.S.	679	41	720	459
Revenues by Geography - Y/Y Growth Rate
International	17%	3%	20%	-3%
U.S.	48%	9%	57%	-3%
Revenues by Geography - Y/Y Growth Rate in Constant Currency (3)
International	19%	3%	22%	-6%
U.S.	48%	9%	57%	-3%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended June 30, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. For further information please see Appendix A.
(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	June 30, 2017			July 1, 2016
	GAAP	Adj (2)	Non-GAAP	GAAP
Operating Income by Segment
Consumer Digital Safety	$230	$30	$260	$225
Enterprise Security	94	23	117	28
Total Operating Income by Segment	324	53	377	253
Reconciling Items:
Stock-based compensation	147	(147)	-	49
Amortization of intangible assets	114	(114)	-	20
Restructuring, transition and other	88	(88)	-	70
Acquisition and integration costs	19	(19)	-	8
Total Consolidated Operating Income (Loss)	$(44)	$421	$377	$106
Operating Margin by Segment
Consumer Digital Safety	43%	4%	47%	56%
Enterprise Security	15%	2%	17%	6%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The operating income adjustment for the three months ended June 30, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. For further information please see Appendix A.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures and Other Items
Appendix A

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below.  Our management team uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods.  We believe that these non-GAAP financial measures also facilitate comparisons of our performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.
No reconciliation of the forecasted range for non-GAAP guidance is included in this release because it would be unreasonably burdensome to forecast the acquisition and other charges associated with the Fireglass Ltd. and Skycure Ltd. acquisitions that may impact the GAAP measure. The impact, which may be significant, of purchase accounting non-cash compensation expense and other non-cash charges, are not yet known and subject to change, and the variability of these charges could have a significant, and unpredictable, impact on Symantec’s future GAAP financial results.
Discontinued operations:  On January 29, 2016, we completed the sale of Veritas. The results of Veritas are presented as discontinued operations in our Condensed Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods.
Deferred revenue fair value adjustment:  Our non-GAAP net revenues eliminates the impact of the Blue Coat and LifeLock deferred revenue purchase accounting adjustments required by U.S. GAAP. U.S. GAAP requires an adjustment to the liability for acquired deferred revenue such that the liability approximates how much we the acquirer would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our U.S. GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments.  In addition, our management uses non-GAAP net revenues, excluding the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends.  Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP net revenues. Additionally, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.
Stock-based compensation:  This consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation.  When evaluating the performance of our individual business units and developing short- and long-term strategic plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but not for stock-based compensation expenses as we believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. The following table sets forth our stock-based compensation expenses for the reported periods:

	Three Months Ended
	June 30, 2017	July 1, 2016
Cost of revenue	$6	$3
Sales and marketing	43	14
Research and development	41	15
General and administrative	57	17
Total continuing operations
stock-based compensation	$147	$49

Amortization of intangible assets:  When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred.  In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
Acquisition and integration costs:  These represent the transaction and integration costs associated with the Blue Coat and LifeLock acquisitions.  These costs include all incremental expenses incurred to effect these business combinations. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude the transaction and integration expenses as they are related to acquisitions and thus have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Restructuring, transition and other:  We have engaged in various restructuring, transition and other activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs. Transition and associated costs primarily consist of consulting charges associated with the implementation of new enterprise resource planning systems and costs to automate business processes. Additionally, other costs primarily consist of asset write-offs and advisory fees incurred in connection with restructuring events. Each restructuring, transition and other activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope.  We do not engage in restructuring, transition or other activities in the ordinary course of business.  While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period.  We believe that it is important to understand these charges and that investors benefit from the presentation of non-GAAP financial measures excluding these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures and Other Items
Appendix A (continued)

Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount, which is amortized in a manner that reflects our debt borrowing rates. Additionally, we amortize debt issuance costs over the term of the related debt.  We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest expense, because we believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Income tax effects and adjustments:  Our non-GAAP tax rate for the first quarter of fiscal 2018 was 29.5%. We use a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock-based compensation, amortization of intangible assets, restructuring, transition and other related charges. The long-term projected non-GAAP tax rate also reflects the elimination of the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. This long-term tax rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition activities or fundamental tax law changes in major jurisdictions where we operate. We will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.
Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.